AMENDMENT TO
                              AMENDED AND RESTATED
                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (the "Amendment") is made as of the 1st day of July, 2006, by and between NEW ALTERNATIVES FUND, INC. (the "Fund") and PFPC INC. ("PFPC").

                                   BACKGROUND:

      A. PFPC and the Fund entered into an Amended and Restated Administration and Accounting Services Agreement dated as of October 24, 2005 (the "Agreement") relating to PFPC's provision of administration and accounting services to the Fund.

      B. The Fund desires that PFPC provide regulatory administration services and additional accounting and administration services, in addition to the services set forth in the Agreement, and subject to the terms hereof, PFPC is agreeable thereto.

      C. The Fund and PFPC desire to amend the Agreement to accommodate the foregoing.

                                     TERMS:

The parties hereby agree that:

1. In Section 7 the word "or" preceding "(h)" is deleted and the following is added to the end of "(h)" following the word "party":

      "or (i) is Fund information provided by PFPC in connection with an independent third party compliance or other review."

2.    In Section 14(xiv) the word "and" is hereby deleted.

3.    In Section 14(xv) the period is hereby deleted and replaced with "; and".

4.    The following is hereby added to Section 14:

      "(xvi) Control disbursements and authorize such disbursements upon Written
             Instructions."

5.    Section 15(v) is deleted in its entirety and replaced with the following:

      "(v) Prepare the Fund's annual, semi-annual, and quarterly shareholder reports;"

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6.    The "." in Section 15(vi) is hereby deleted and replaced with ";".

7.    The  following  services  and  provisions  are hereby  added to the end of
      Section 15:

      "(vii) Prepare for execution and file the Fund's federal and state tax returns;

      (viii) Monitor the Fund's status as a regulated investment company under Subchapter M of the internal Revenue Code of 1986, as amended;

      (ix) Prepare and coordinate the filing of Forms N-CSR, N-Q and N-PX (with the Fund providing the voting records in the format required by PFPC);

      (x) Prepare and coordinate the filing of annual Post-Effective Amendments to the Fund's Registration Statement; prepare and file (or coordinate the filing of) (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2;

      (xi)   Administratively   assist  in  obtaining   the  fidelity   bond and
             directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund's Board of Directors;

      (xii)  Draft agendas and resolutions for quarterly board meetings;

      (xiii) Coordinate the preparation, assembly and mailing of board materials for quarterly board meetings;

      (xiv)  Attend quarterly board meetings and draft minutes thereof; and

      (xv) Maintain a regulatory calendar for the Fund listing various SEC filing and board approval deadlines.

      The Fund agrees that it retains and will continue to retain, as Fund counsel, an independent law firm with a recognized expertise in the Investment Company Act of 1940, as amended. All regulatory administration services are subject to the review and approval of Fund counsel."

8. As compensation for the services rendered by PFPC in accordance with this Amendment, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

9.    Miscellaneous.

      (a)   Capitalized   terms  not  defined  in  this   Amendment  have  their
            respective meanings as defined in the Agreement.

      (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

      (c) The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

      (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

      (e) This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.


                            [Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.



                                   PFPC INC.

                                   By:    /s/ Joel Weiss
                                          -----------------------

                                   Name:  Joel Weiss
                                          -----------------------

                                   Title: Vice President
                                          -----------------------


                                   NEW ALTERNATIVES FUND, INC.

                                   By:    /s/ David J. Schoenwald
                                          -----------------------

                                   Name:  David J. Schoenwald
                                          -----------------------

                                   Title: President
                                          -----------------------